UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2021

AngioSoma, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	333-170315	27-3480481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Wilcrest Drive, 3rd Floor

Houston, Texas 77042

(Address of principal executive offices)

832-781-8521
www.AngioSoma.com

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	SOAN	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2021, the Board of Directors of AngioSoma, Inc. (the “Company”) appointed James C. Katzaroff Director, President and Chief Executive Officer of the corporation.

On March 3, 2021, the Board of Directors of the Company accepted Alex K. Blankenship’s resignation from all positions with the Company. Ms. Blankenship also transferred voting control to James C. Katzaroff.

James C. Katzaroff successfully negotiated with the holder of a patented treatment for Multiple Sclerosis for an exclusive perpetual license. Mr. Katzaroff is the founder of Advanced Medical Isotope Corp. (now known as Radiogel) and was the Chairman and Chief Executive Officer from 2007 through December 2016. Since December 2016 to present, Mr. Katzaroff is Senior Managing Director at KATMO, LLC.

Mr. Katzaroff is highly regarded internationally for his proven expertise in corporate organization as well as developing and implementing impactful senior-level corporate strategy. Mr. Katzaroff is passionate about fostering critical investment banking and private investor relationships as well as managing complex stakeholder relationships. Associates and clients continue to trust Mr. Katzaroff with their most critical business needs because of his passion, commitment and proven ability to be a solution provider and create win-win outcomes to the most complex issues that challenge all growth companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AngioSoma, Inc.

Date: March 4, 2021	By: /s/ James C. Katzaroff
Name: James C. Katzaroff Title: President and CEO